As filed with the Securities and Exchange Commission on March 8, 2019.

Registration 333-185881

United States

Securities and Exchange Commission

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ACNB CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2233457 (IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, Pennsylvania (Address of principal executive offices)	17325 (Zip Code)

ACNB CORPORATION 2009 RESTRICTED STOCK PLAN

ACNB CORPORATION 2018 OMNIBUS STOCK INCENTIVE PLAN

(Full title of the plan)

James P. Helt	Copy To:
President & Chief Executive Officer	Erik Gerhard, Esquire
ACNB CORPORATION	BYBEL RUTLEDGE LLP
16 Lincoln Square	1017 Mumma Road, Suite 302
Gettysburg, Pennsylvania 17325	Lemoyne, Pennsylvania 17043
(717) 334-3161	(717) 731-1700
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities
Act.         ☐

EXPLANATORY NOTE

On January 4, 2013, ACNB Corporation (the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333-185881) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 200,000 shares of common stock, $2.50 par value, of the Registrant (the “Plan Shares”) available for issuance under the 2009 Restricted Stock Plan (the “Prior Plan”). The Registrant paid a registration fee of $444.00 at that time to register the Plan Shares.

On May 1, 2018, the shareholders of the Registrant approved the 2018 Omnibus Stock Incentive Plan (the “2018 Plan”). The Prior Plan, which was approved by the Registrant’s shareholders at the 2009 Annual Meeting of Shareholders, expired by its own terms after 10 years on February 24, 2019. The 2018 Plan is intended to replace the Prior Plan. Under the terms of the 2018 Plan, the Registrant may issue 400,000 shares of the Registrant’s common stock plus any Plan Shares that are authorized, but not issued under the Prior Plan.

In addition, Plan Shares that are authorized, but not issued under the Prior Plan, and any Plan Shares subject to awards under the Prior Plan that are outstanding and that for any reason expire, lapse, terminate or are cancelled or forfeited shall become eligible for issuance under the 2018 Plan.

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was originally disclosed in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to reflect that the Plan Shares available for issuance under the Registration Statement may instead be issued under the 2018 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                                         Plan Information.

As permitted by the rules of the Commission, this Registration Statement omits the information in Item 1 of Part I of Form S-8.

Item 2.                                                         Registrant Information and Employee Plan Annual Information.

As permitted by the rules of the Commission, this Registration Statement omits the information in Item 2 of Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

We incorporate the following documents by reference into this Registration Statement as filed with the Commission:

(a)                                 The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 8, 2019;

(b)                                 The Registrant’s Current Report on Form 8-K, filed with the Commission on February 27, 2019;

(c)                                  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and,

(d)                                 The description of the Registrant’s common stock contained in the Registrant’s Registration Statement No. 333-215914 on Form S-4, filed with the Commission on February 6, 2017, as amended.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all remaining unsold securities, are incorporated by reference into this Registration Statement and become a part hereof from the date of filing such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as to so modified or amended, to constitute a part of this Registration Statement.

Item 4.                                                         Description of Securities.

Not applicable.

Item 5.                                                         Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                         Indemnification of Directors and Officers.

The Pennsylvania Business Corporation Law, referred to as the PBCL, provides that Pennsylvania corporations shall have the power, under specified circumstances, to indemnify any person who is or was a representative of the Registrant in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the Registrant, by reason of the fact that they were or are such representatives, against expenses (including attorney’s fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Further, the PBCL provides that Pennsylvania corporations must indemnify a representative of the Registrant who is successful on the merits or otherwise in defense of any such action, suit or proceeding against expenses reasonably incurred.

The Bylaws of the Registrant provide indemnification or reimbursement for reasonable expenses actually incurred by directors or officers. However, indemnification or reimbursement shall be provided only when a director or officer acted in good faith and reasonably believed such actions were in the best interests of the Registrant. Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy covering the Registrant and its subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant, we have been informed that, in the opinion of the Commission, any such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.                                                         Exemption from Registration Claimed.

Not applicable.

Item 8.                                                         Exhibits.

Exhibit No.	Exhibits

4.1	Amended and Restated Articles of Incorporation of Registrant. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 7, 2018.)

4.2	Amended and Restated Bylaws of Registrant. (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 7, 2018.)

5

Opinion of Bybel Rutledge LLP re: Legality (Previously Filed). (Incorporated by reference to Exhibit 5 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-185881), as filed with the Commission on January 4, 2013.)

23.1	Consent of RSM US LLP.

23.2	Consent of BDO USA, LLP.

23.3	Consent of Bybel Rutledge LLP (included in Exhibit 5).

24	Power of Attorney of Directors and Officers (included on Signature Pages).

99.1	ACNB Corporation 2009 Restricted Stock Plan. (Incorporated by reference to Appendix C of the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on March 25, 2009.)

99.2

ACNB Corporation 2018 Omnibus Stock Incentive Plan. (Incorporated by reference to Exhibit A of the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on March 27, 2018.)

Item 9.                                                         Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the

Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Gettysburg, Commonwealth of Pennsylvania, on March 8, 2019.

ACNB Corporation

By:	/s/ James P. Helt
James P. Helt
President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Helt, Lynda L. Glass and David W. Cathell, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March 8, 2019.

Name	Capacity

/s/ James P. Helt	President & Chief Executive Officer and Director
James P. Helt	(Principal Executive Officer)

/s/ David W. Cathell	Executive Vice President, Treasurer & Chief Financial Officer
David W. Cathell	(Principal Financial Officer)

/s/ Richard L. Alloway II	Director
Richard L. Alloway II

/s/ Frank Elsner, III	Chairman of the Board and Director
Frank Elsner, III

/s/ Todd L. Herring	Director
Todd L. Herring

/s/ Scott L. Kelley	Director
Scott L. Kelley

/s/ James J. Lott	Director
James J. Lott

/s/ Donna M. Newell	Director
Donna M. Newell

/s/ J. Emmett Patterson	Director
J. Emmett Patterson

/s/ Daniel W. Potts	Director
Daniel W. Potts

/s/ Thomas A. Ritter	Director
Thomas A. Ritter

/s/ Marian B. Schultz	Director
Marian B. Schultz

/s/ D. Arthur Seibel, Jr.	Director
D. Arthur Seibel, Jr.

/s/ David L. Sites	Director
David L. Sites

/s/ Alan J. Stock	Vice Chairman and Director
Alan J. Stock

/s/ James E. Williams	Director
James E. Williams